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                                                                  Exhibit (h)4.1
October 30, 2000

Mr. Mark E. Swanson
Treasurer
Frank Russell Investment Company
909 A Street
Tacoma, WA 98402

RE:  Frank Russell Investment Company Select Growth Fund

Dear Mark:

Frank Russell Investment Management Company ("FRIMCo"), as adviser, administrator and transfer agent to Frank Russell Investment Company ("FRIC"), agrees to waive, until February 28, 2002, up to the full amount of its 0.85% combined advisory and administrative fees and to reimburse the Fund to the extent that Fund-level expenses exceed 0.83% of the average daily net assets of that Fund on an annual basis. In addition, after applying the foregoing waiver, FRIMCo also agrees to waive, until February 28, 2002, (1) up to the full amount of its transfer agency fees in an amount necessary to ensure that "Total Net Fund Operating Expenses" for Class I Shares of the Select Growth Fund do not exceed 0.89% and (2) a portion of its transfer agency fees for Class Y Shares of the Select Growth Fund to the extent that those fees would affect "Other Expenses" of Class Y Shares of the Fund by one basis point or more. This waiver and reimbursement arrangement, which supercedes any prior voluntary waiver or reimbursement arrangements for that Fund, may, at FRIMCo's option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT
 MANAGEMENT COMPANY


By:________________________________
   Lynn L. Anderson
   Chairman of the Board

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY


By:________________________________
   Mark E. Swanson
   Treasurer
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October 30, 2000

Mr. Mark E. Swanson
Treasurer
Frank Russell Investment Company
909 A Street
Tacoma, WA 98402

RE:  Frank Russell Investment Company Select Value Fund

Dear Mark:

Frank Russell Investment Management Company ("FRIMCo"), as adviser, administrator and transfer agent to Frank Russell Investment Company ("FRIC"), agrees to waive, until February 28, 2002, up to the full amount of its 0.75% combined advisory and administrative fees and to reimburse the Fund to the extent that Fund-level expenses exceed 0.73% of the average daily net assets of that Fund on an annual basis. In addition, after applying the foregoing waiver, FRIMCo also agrees to waive, until February 28, 2002, (1) up to the full amount of its transfer agency fees in an amount necessary to ensure that "Total Net Fund Operating Expenses" for Class I Shares of the Select Value Fund do not exceed 0.79% and (2) a portion of its transfer agency fees for Class Y Shares of the Select Value Fund to the extent that those fees would affect "Other Expenses" of Class Y Shares of the Fund by one basis point or more. This waiver and reimbursement arrangement, which supercedes any prior voluntary waiver or reimbursement arrangements for that Fund, may, at FRIMCo's option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

FRANK RUSSELL INVESTMENT
 MANAGEMENT COMPANY


By:_____________________________
   Lynn L. Anderson
   Chairman of the Board

Accepted and Agreed:

FRANK RUSSELL INVESTMENT COMPANY


By:_____________________________
   Mark E. Swanson
   Treasurer